UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

Aviall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12380	65-0433083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 Regent Boulevard DFW Airport, Texas		75261
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 586-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2005, The Carlyle Group through certain of its affiliates (the “Selling Stockholders”) initiated the offering of 4,000,000 shares of common stock, par value $0.01 per share, of Aviall, Inc., a Delaware corporation, pursuant to an underwriting agreement dated February 8, 2005 (the “Underwriting Agreement”), by and among us, the Selling Stockholders and Credit Suisse First Boston LLC (the “Underwriter”). We will not receive any of the net proceeds from the sale of the shares of common stock by the Selling Stockholders. The Underwriting Agreement is filed herewith as an exhibit and incorporated herein by reference.

The shares of common stock have been sold by the Selling Stockholder pursuant to a registration statement filed by us on Form S-3 (File No. 333-111816) (together with all amendments thereto, the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of the offer and sale (i) by us of up to $200 million of our securities and (ii) by the Selling Stockholders of up to 7 million shares of our common stock. The Registration Statement was declared effective by the Securities and Exchange Commission on March 8, 2004.

In connection with the offering, we executed a lock-up agreement, pursuant to which we agreed, until March 25, 2005, not to offer, sell, contract to sell, pledge or otherwise dispose of our common stock or securities convertible into, or exchangeable or exercisable for, our common stock, subject to certain exceptions. However, in the event that either (i) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (ii) prior to the expiration of the “lock up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock up” period, then in either case the expiration of the “lock up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the Underwriter waives, in writing, such an extension. The lock-up agreement is filed herewith as an exhibit and incorporated herein by reference.

Item 8.01	Other Events.

On February 1, 2005, we announced preliminary operating results for our fourth quarter and fiscal year ended December 31, 2004. We have not yet finalized our Annual Report on Form 10-K for the year ended December 31, 2004, and our independent accountants have not completed their audit of our operating results for the year. In addition, our management has not completed its report on our internal control over financial reporting as of December 31, 2004, and our registered independent public accountants have not completed their related attestation report. Our preliminary operating results are subject to completion of year-end audit procedures which may result in changes to these results.

For the year ended December 31, 2003 and 2004, our diluted net earnings (loss) per share were ($0.29) and $1.28, respectively, and our pro forma diluted net earnings per share were $1.02 and $1.28, respectively. Our pro forma diluted net earnings per share for each of the foregoing periods give effect to our June 2003 refinancing and preferred stock conversion as if they had occurred prior to January 1, 2002. A reconciliation of our pro forma diluted net earnings to our diluted net earnings is set forth below under “Reconciliation of Net Earnings to Pro Forma Earnings.”

AVIALL, INC.

RECONCILIATION OF NET EARNINGS TO PRO FORMA EARNINGS

(Dollars in Thousands, Except Share Data)

	Twelve Months Ended December 31,
	2004	2003
Net earnings (loss) from continuing operations applicable to common shares	43,169	(5,698)
Pro forma adjustments:
Preferred stock dividends	—	2,016
Noncash reduction for conversion of preferred stock	—	24,335
Net interest expense adjustment, net of tax	—	819
Loss on extinguishment of debt, net of tax	—	11,385

Pro forma net earnings from continuing operations	43,169	32,857

Pro forma diluted net earnings per share	1.28	1.02

Pro forma weighted average common and potentially dilutive common shares	33,658,406	32,308,786

The above table reflects the reconciliation of our net earnings for the twelve-month period ended December 31, 2004 and 2003 to our net earnings on a pro forma basis assuming the following events were consummated prior to January 1, 2002: (i) the sale of $200 million of 7 5/8% Senior Notes due 2011 (the “New Notes”) and the related discharge of Aviall Services’ 14% Senior Notes due 2007 (the “Old Notes”) and reduction of the outstanding balance on Aviall Services’ revolving credit facility (the “Debt Discharge”) and (ii) the lowering of the conversion price of our Series D Senior Convertible Participating Preferred Stock (the “Series D Preferred Stock”) and the subsequent conversion of all of the outstanding shares of Series D Preferred Stock into 11,100,878 shares of our common stock (the “Conversion Event”). The pro forma earnings per share calculation excludes the effect of (i) the previously reported quarterly payment-in-kind dividends on the Series D Preferred Stock, and (ii) the noncash charges related to the Debt Discharge and the Conversion Event. In addition, the pro forma earnings per share calculation includes an after-tax adjustment to reflect the lower interest expense of the pro forma interest expense on our New Notes as compared to the Old Notes. Management believes this pro forma presentation is beneficial to investors to provide information on how these consummated transactions would have affected the historical financial statements had they occurred at an earlier date.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from those expected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including competitive factors and pricing and supply pressures, shifts in market demand, general economic conditions and other factors including, among others, those that affect flight activity in military, commercial, business and general aviation, the business activities of our customers and suppliers, and developments in information and communications technology.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

1.1	Underwriting Agreement

10.1	Letter Agreement dated February 8, 2005 concerning a lock-up agreement by Aviall, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Aviall, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVIALL, INC.

By:	/s/ Jeffrey J. Murphy
Name:	Jeffrey J. Murphy
Title:	Senior Vice President, Law & Human Resources, Secretary and General Counsel

Date: February 9, 2005

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